Exhibit 9
                                                                     ---------

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


           FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of November 22, 1999 (the "Amendment"), between Getty Images, Inc., a Delaware corporation (the "Company"), and Getty Investments L.L.C., a Delaware limited liability company ("Getty Investments").

                                    RECITALS

           WHEREAS, the Company and Getty Investments entered into a Registration Rights Agreement, dated as of February 9, 1998 (the "Registration Rights Agreement"), pursuant to which Getty Investments was granted certain registration rights with respect to shares of Company Common Stock issued to Getty Investments pursuant to the Scheme of Arrangement and the Subscription Agreement;

           WHEREAS, the Company and Getty Investments have entered into a letter agreement, dated October 26, 1999 (the "1999 Subscription Agreement"), pursuant to which Getty Investments has agreed to subscribe for, and the Company has agreed to issue, 1,579,353 shares of Company Common Stock;

           WHEREAS, it is a condition to the consummation of the 1999 Subscription Agreement that the Company and Getty Investments enter into this Amendment;

           WHEREAS, Getty Investments is the holder of all the Registerable Shares, and therefore Getty Investments and the Company have the power to amend the Registration Rights Agreement pursuant to Section 3.09 thereof; and

           WHEREAS, terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Rights Agreement.

           NOW THEREFORE, in consideration of the mutual promises, representations, warranties and conditions contained herein, the parties agree as follows:

1. Amendment of Registration Rights Agreement. The defined term "Registerable Securities" set forth in Section 1.01 of the Registration Rights Agreement is hereby amended and replaced in full with the following:

            "`Registrable Securities' shall mean (a) any Company Common Stock issued pursuant to the Scheme of Arrangement, the Subscription Agreement or that letter agreement dated October 26, 1999 by Getty Investments to the Company relating to the subscription by Getty Investments of 1,579,353 shares of Company Common Stock, or (b) any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, exchange, recapitalization or reclassification. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable


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            Securities when (i) a Registration Statement which respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (iii) such Registrable Securities shall have ceased to be outstanding."

2. Full Force and Effect. Except as modified hereby, the Registration Rights Agreement shall remain in full force and effect. The term "Agreement" used in the Registration Rights Agreement shall for all purposes therein refer to the Registration Rights Agreement as amended by this Amendment.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.


           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date hereof.



                                 Getty Images, Inc.

                                 By: /s/ Suzanne L. Page
                                     ---------------------------------------
                                     Name: Suzanne L. Page
                                     Title: General Counsel



                                 Getty Investments L.L.C.

                                 By: /s/ Jan D. Moehl
                                     ---------------------------------------
                                     Jan D. Moehl
                                     Officer